Exhibit 5.1

800 17th Street N.W., Suite 1100 | Washington, DC 20006 | T 202.955.3000 | F 202.955.5564 Holland & Knight LLP | www.hklaw.com

December 6, 2021

Board of Directors
Silvergate Capital Corporation
4250 Executive Square
Suite 300
La Jolla, California  92037

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Silvergate Capital Corporation, a Maryland corporation (the “Company”), in connection with the registration statement on Form S-3 (Registration No. 333-252258), filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 20, 2021, under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Post-Effective Amendment No. 1 filed with the Commission on July 28, 2021 (such registration statement as so amended, the “Registration Statement”), relating to the issuance and sale by the Company of up to an aggregate of 3,806,895 shares of Class A common stock, par value $0.01 per share (the “Shares”) (including up to 496,551 Shares issuable upon exercise of an overallotment option granted by the Company), pursuant to that certain Underwriting Agreement, dated as of December 6, 2021 (the “Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC, JP Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., acting as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Underwriting Agreement; (ii) the Registration Statement together with the exhibits thereto and the documents incorporated by reference therein; (iii) the base prospectus, dated July 28, 2021, which forms a part of the Registration Statement, in the form filed with the Registration Statement (the “Prospectus”); (iv) the preliminary prospectus supplement, dated December 6, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares; and (v) the final prospectus supplement, dated December 6, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (together with the Prospectus, the “Prospectus Supplement”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.

Atlanta | Austin | Boston | Charlotte | Chicago | Dallas | Denver | Fort Lauderdale | Fort Worth | Houston
Jacksonville | Los Angeles | Miami | New York | Orange County | Orlando | Philadelphia | Portland
San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

Board of Directors of Silvergate Capital Corporation

December 6, 2021

In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) that the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (e) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (f) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion letter which we render herein is limited to the General Corporation Law of the State of Maryland, including all Maryland statutes and all Maryland court decisions that affect the interpretation of such General Corporation Law, as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K for incorporation by reference into the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

Holland & Knight LLP